                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             HEALTH CARE REIT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             HEALTH CARE REIT, INC.




                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS


                                       AND


                                 PROXY STATEMENT





                                  MEETING DATE

                                 APRIL 22, 1997




                                 --------------





                             YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             HEALTH CARE REIT, INC.
                                   One SeaGate
                                   Suite 1500
                               Toledo, Ohio 43604

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 22, 1997

TO THE SHAREHOLDERS OF HEALTH CARE REIT, INC.:

         The Annual Meeting of Shareholders of Health Care REIT, Inc. will be held on April 22, 1997 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

         1.       The election of three Directors for a term of three years;

         2. The approval of an amendment to the Company's 1995 Stock Incentive Plan to increase the number of shares available for issuance, to modify the Plan's antidilution provisions and to permit transferable stock options;

         3. The approval of the Health Care REIT, Inc. Stock Plan for Non-Employee Directors;

         4. The approval of an amendment to the Company's By-Laws to provide for the New York Stock Exchange's settlement language; and

         5. The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1997.

         Shareholders of record at the close of business on March 18, 1997 will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      Erin C. Ibele
                                      Vice President and Corporate Secretary
Toledo, Ohio
March  20, 1997

--------------------------------------------------------------------------------
PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT
AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                             HEALTH CARE REIT, INC.
                                   ONE SEAGATE
                                   SUITE 1500
                               TOLEDO, OHIO 43604

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1997


                                     GENERAL

         This Proxy Statement is furnished to the shareholders of Health Care REIT, Inc. (the "Company") by its Management and the Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting"), which is scheduled to be held on Tuesday, April 22, 1997 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the shareholders will be asked to elect three Directors, approve an amendment to the Company's 1995 Stock Incentive Plan, approve the Health Care REIT, Inc. Stock Plan for Non-Employee Directors, approve an amendment to the Company's By-Laws, ratify the appointment of Ernst & Young LLP as independent auditors and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any shareholder giving a proxy has the right to revoke it any time before it is voted by filing with the Vice President/Corporate Secretary of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Vice President/Corporate Secretary of the Company.

         The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies by telephone, telegraph or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired ChaseMellon Shareholder Services, L.L.C. to solicit proxies for a fee not to exceed $7,000, plus expenses and other customary charges.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The three nominees for election as Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as Directors. Except for approval of the amendment to the By-Laws, which requires the affirmative vote of 75% of the holders of outstanding shares of common stock of the Company, all other matters shall require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy.

         The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.
O. 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to shareholders was March 20, 1997. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE VICE PRESIDENT/CORPORATE SECRETARY, HEALTH CARE REIT, INC. AT THE ABOVE ADDRESS.

                          VOTING SECURITIES OUTSTANDING
                          AND PRINCIPAL HOLDERS THEREOF

         The Company had outstanding 21,718,534 shares of common stock, $1.00 par value per share (the "shares of common stock"), on March 20, 1997. The shares constitute the only class of outstanding voting securities of the Company. Shareholders of record at the close of business on March 18, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

         The Management and Board of the Company do not know of any person other than Cohen & Steers Capital Management, Inc. that beneficially owns more than five percent (5%) of the Company's outstanding shares of common stock. The current holdings of shares of common stock by Cohen & Steers is set forth in the table below. This information is based on information concerning beneficial ownership of shares of common stock as of December 31, 1996 as set forth in a
Schedule 13G filed by Cohen & Steers with the Securities and Exchange Commission on February 6, 1997. The percentage has been adjusted, however, to reflect the Company's outstanding shares of common stock as of March 20, 1997. Cohen & Steers has sole voting power with respect to 1,441,000 shares of common stock and sole dispositive power with respect to 1,615,400 shares of common stock.


                                                               Percentage of Outstanding
 Name and Address                Shares of Common Stock      Shares of Common Stock as of
of Beneficial Owner                Beneficially Owned               March 20, 1997
-------------------                ------------------               --------------
Cohen & Steers Capital                 1,615,400                         7.44%
  Management, Inc.
757 Third Avenue
New York, New York  10017

                    PROPOSAL 1 - ELECTION OF THREE DIRECTORS

         The By-Laws provide for nine Directors and divide them into three classes: Class I, Class II, and Class III. The Directors are elected for a three-year term or until the election and qualification of their respective successors. It is intended by Management that proxies received will be voted to elect the three Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal.

         If any nominee declines or is unable to accept such nomination to serve as a Director, events which Management does not now expect, the proxies reserve the right to substitute another person as a Management nominee, or to reduce the number of Management nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Directors.

                                    CLASS II

                             DIRECTORS TO BE ELECTED

PIER C. BORRA, AGE 57. Mr. Borra is the Chairman, President and Chief Executive Officer of Arbor Health Care Company (operator of nursing homes). Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board's Compensation, Investment and Planning Committees.

GEORGE L. CHAPMAN, AGE 49. Mr. Chapman became Chairman, Chief Executive Officer and President of the Company in October 1996. From 1992 to October 1996, Mr. Chapman served in various capacities, including Executive Vice President, General Counsel and President of the Company. In addition, from June 1994 through November 1995, Mr. Chapman also served as Vice President and General Counsel of First Toledo Advisory Company (former manager of the Company) and from January 1992 through November 1995 he was Executive Vice President and General Counsel of First Toledo Corporation (developer of health care facilities). Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board's Investment and Planning Committees.

SHARON M. OSTER, AGE 48. Ms. Oster is Professor of Management at the Yale School of Management, Yale University. Ms. Oster also serves as a Director of Aristotle Corporation (publicly held company) and Transpro (manufacturer of precision transportation products). Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board's Audit and Planning Committees.

                                    CLASS III

                       DIRECTORS WHOSE TERMS CONTINUE(1)

RICHARD C. GLOWACKI, AGE 64. Mr. Glowacki is President of The Danberry Management Company (real estate brokerage and investment activities). He has served as a Director of the Company since 1981 and is a member of the Board's Audit, Executive, Nominating and Planning Committees.

BRUCE G. THOMPSON, AGE 67. Mr. Thompson has served as a consultant to the Company since January 1997. From 1970 to October 1996, Mr. Thompson was the Chairman and Chief Executive Officer of the Company. Mr. Thompson served as President and Director of First Toledo Advisory Company (former manager of the Company) from June 1994 through November 1995. In addition, Mr. Thompson serves as President and a Director of First Toledo Corporation (developer of health care facilities), a position that he has held since June 1994. Mr. Thompson is also a director of the following companies: WT Management Company (manager of health care facilities); Kingston HealthCare Company (manager of health care facilities); KeyBank National Association, Toledo (commercial bank); The Douglas Company (general contractor); and Arbor Health Care Company (operator of nursing homes). Mr. Thompson has served as Director of the Company since 1971 and is a member of the Board's Executive, Investment and Planning Committees.

RICHARD A. UNVERFERTH, AGE 73. Mr. Unverferth is Chairman of Unverferth Manufacturing, Inc. (agricultural equipment manufacturer). In addition, Mr. Unverferth is Chairman of H.C.F., Inc. (operator of a nursing home chain). Mr.

Unverferth has served as a Director of the Company since 1971 and is a member of the Board's Audit, Executive, Compensation, Investment, Nominating and Planning Committees.

                                     CLASS I

                       DIRECTORS WHOSE TERMS CONTINUE(2)

WILLIAM C. BALLARD, JR., AGE 56. Mr. Ballard is Of Counsel to Greenebaum, Doll & McDonald (law firm) and has held this position since 1992. From 1972 to 1992, Mr. Ballard was the Executive Vice President, Chief Financial Officer and Director of Humana Inc., a provider of integrated health care services. Mr. Ballard also serves as a director of the following companies: American Safety Razor Co. (manufacturer of health and beauty aids); Atria Communities, Inc. (health care provider); LG&E Energy Corp. (utility company), Mid-America Bancorp (commercial bank); United HealthCare Corp. (managed care company); and Vencor, Inc. (integrated health care delivery company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board's Planning Committee.

BRUCE DOUGLAS, AGE 64. Mr. Douglas is Chairman of the Board of The Douglas Company (general contracting firm). He has served as a Director of the Company since 1975 and is a member of the Board's Investment and Planning Committees.

FREDERIC D. WOLFE, AGE 67. Mr. Wolfe served as a consultant to the Company from December 1995 through December 1996. Mr. Wolfe was the President of the Company from 1970 through September 1995. From June 1994 through November 1995, Mr. Wolfe was the Chairman of the Board and Director of First Toledo Advisory Company (former manager of the Company). Mr. Wolfe is also the Chairman of the Board and a Director of First Toledo Corporation (developer of health care facilities). In addition, Mr. Wolfe serves as a director of the following companies: WT Management Company (manager of health care facilities); Kingston HealthCare Company (manager of health care facilities); and National City Bank, Northwest (commercial bank). Mr. Wolfe has served as a director of the Company since 1971 and is a member of the Board's Executive, Investment and Planning Committees.

--------------

(1)  The terms of Messrs. Glowacki, Thompson and Unverferth expire in 1998.

(2)  The terms of Messrs. Ballard, Douglas and Wolfe expire in 1999.

         THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                              BOARD AND COMMITTEES

         The Board met four times during the year ended December 31, 1996. The Board has appointed standing Audit, Executive, Compensation, Investment, Nominating and Planning Committees. In 1996, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

         The Audit Committee met once during the year ended December 31, 1996. The purpose of the Audit Committee is to review the external audit function and the operations of the principal accounting officer of the Company, and to make recommendations to the Board with respect to the formulation and development of the auditing policies of the Company. The Audit Committee may also make recommendations to the Board with respect to the selection of the independent auditing firm to audit the Company's records.

         The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) during intervals between meetings of the Board.

         The Compensation Committee, which met three times during 1996, is generally responsible for determining the nature and amount of compensation for Executive Officers.

         The Investment Committee met eight times during the year ended December 31, 1996.

         The function of the Nominating Committee, which did not meet during the year ended December 31, 1996, is to select and recommend to the full Board nominees for election as Directors. The Committee may, in its discretion, consider nominees proposed by shareholders of the Company for the 1998 Annual Meeting of Shareholders, provided such recommendations are in writing, contain a description of the nominee's qualifications and his consent to serve, and are received by the Company by November 17, 1997.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth as of February 1, 1997, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares by each person who is a Director of the Company, a nominee for the Board, each of the named Executive Officers, and by the Directors and Executive Officers of the Company as a group.

                                        Amount and Nature of Beneficial
                                           Ownership of Common Stock                    Percent
Name of Beneficial Owner                    as of February 1, 1997                      of Class
------------------------                   ----------------------                       --------
William C. Ballard, Jr.            Sole voting power                6,300                  .03
                                   Shared voting power                0                    N/A
                                   Sole investment power            6,300                  .03
                                   Shared investment power            0                    N/A
                                   TOTAL                            6,300                  .03

Pier C. Borra                      Sole voting power                  0                    N/A
                                   Shared voting power                0                    N/A
                                   Sole investment power              0                    N/A
                                   Shared investment power          2,570                  .01
                                   TOTAL                            2,570                  .01

Raymond W. Braun                   Sole voting power               70,171(1)(2)            .38
                                   Shared voting power                0                    N/A
                                   Sole investment power           70,171(1)(2)            .38
                                   Shared investment power            0                    N/A
                                   TOTAL                           70,171(1)(2)            .38

George L. Chapman                  Sole voting power              149,117(1)(2)            .80
                                   Shared voting power                0                    N/A
                                   Sole investment power          149,117(1)(2)            .80
                                   Shared investment power            0                    N/A
                                   TOTAL                          149,117(1)(2)            .80

Bruce Douglas                      Sole voting power               36,976                  .20
                                   Shared voting power                0                    N/A
                                   Sole investment power           36,976                  .20
                                   Shared investment power            0                    N/A
                                   TOTAL                           36,976                  .20

Richard C. Glowacki                Sole voting power               16,202                  .09
                                   Shared voting power                0                    N/A
                                   Sole investment power           16,202                  .09
                                   Shared investment power            0                    N/A
                                   TOTAL                           16,202                  .09

Edward F. Lange, Jr.               Sole voting power                3,414(1)(2)            .02
                                   Shared voting power                 0                   N/A
                                   Sole investment power            3,414(1)(2)            .02
                                   Shared investment power             0                   N/A
                                   TOTAL                            3,414(1)(2)            .02

                                        Amount and Nature of Beneficial
                                           Ownership of Common Stock                    Percent
Name of Beneficial Owner                    as of February 1, 1997                      of Class
------------------------                    ----------------------                      --------
Sharon M. Oster                    Sole voting power                   100                  .00
                                   Shared voting power                 0                    N/A
                                   Sole investment power               100                  .00
                                   Shared investment power             0                    N/A
                                   TOTAL                               100                  .00

Bruce G. Thompson                  Sole voting power               207,649(1)              1.11
                                   Shared voting power                 0                    N/A
                                   Sole investment power           207,649(1)              1.11
                                   Shared investment power             0                    N/A
                                   TOTAL                           207,649 1)              1.11

Richard A. Unverferth              Sole voting power                   0                    N/A
                                   Shared voting power                 0                    N/A
                                   Sole investment power               0                    N/A
                                   Shared investment power           3,816                  .02
                                   TOTAL                             3,816                  .02

Frederic D. Wolfe                  Sole voting power               232,454                 1.25
                                   Shared voting power              41,325                  .22
                                   Sole investment power           232,454                 1.25
                                   Shared investment power          41,325                  .22
                                   TOTAL                           273,779                 1.47

All Directors and Officers         Sole voting power               775,972(3)(4)           4.15
  as a group (12 persons)          Shared voting power              41,325                  .24
                                   Sole investment power           775,972(3)(4)           4.15
                                   Shared investment power          47,711                  .26
                                   TOTAL                           823,683 3)(4)           4.41

-----------

(1) Includes shares not actually owned by such individuals as of February 1, 1997, but of which beneficial ownership could be acquired currently by such individuals upon the exercise of outstanding options.

(2) Includes restricted shares beneficially owned by such Director or Executive Officers as of February 1, 1997.

(3) Includes an aggregate of 275,757 shares not actually owned by such Directors and Executive Officers as of February 1, 1997, but of which beneficial ownership could be acquired currently by such Directors and Executive Officers upon the exercise of outstanding options.

(4) Includes an aggregate of 10,509 restricted shares beneficially owned by such Director and Executive Officers as of February 1, 1997.

EXECUTIVE OFFICERS OF THE COMPANY

         The following information is furnished as to the Executive Officers of the Company:

GEORGE L. CHAPMAN, AGE 49. Since October 1996, Mr. Chapman has served as Chairman, Chief Executive Officer and President of the Company. As described above, since 1992 Mr. Chapman has served in various executive capacities with the Company.

RAYMOND W. BRAUN, AGE 39. Mr. Braun has served as Vice President and Chief Operating Officer of the Company since January 1997 and from January 1993 through January 1997, Mr. Braun served in various roles, including Assistant Vice President, Vice President and Assistant General Counsel of the Company.
Mr. Braun was Of Counsel to the law firm of Shumaker, Loop & Kendrick, LLP from January 1993 through April 1996 and was an attorney with the same firm from 1983 through 1993.

EDWARD F. LANGE, JR., AGE 37. Mr. Lange has served as Vice President, Chief Financial Officer and Treasurer of the Company since March 1996. Prior to that date, Mr. Lange was Senior Vice President of Finance of The CarePlex Group, Inc., a long-term care operating company, holding that position from January 1995 through March 1996. From 1994 through 1995, Mr. Lange was Vice President-Finance of MediTrust, a real estate investment trust. He was Senior Vice President-Finance of The MediPlex Group, Inc., also a long-term care operating company, from 1993 through 1994.

ERIN C. IBELE, AGE 35. Ms. Ibele has served as Vice President and Corporate Secretary of the Company since January 1993. Prior to that date, Ms. Ibele was Corporate Secretary of the Company from 1987 through January 1993. From June 1994 through November 1995, Ms. Ibele served as Vice President, Corporate Secretary and Director of First Toledo Advisory Company (former manager of the Company) and in the same capacities for First Toledo Corporation (developer of health care facilities).

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

         Beginning in December 1995, each Executive Officer of the Company became employed and compensated by the Company. Previously, each Executive Officer of the Company was employed and compensated by the former management company, First Toledo Advisory Company. The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company during 1995 and 1996, and the total compensation awarded, earned, or paid during 1995 and 1996 to the Company's most highly compensated Executive Officers who were serving at the end of 1996, and whose total annual salary and bonus, if any, exceeded $100,000. Additionally, the table sets forth the total compensation paid to Mr.

Thompson who would have been one of the Company's most highly compensated Executive Officers but for the fact he was not serving as an Executive Officer at the end of 1996.

                                            SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                          Annual Compensation        Compensation
                                        -----------------------      -------------
     Name and                                                                            All Other
Principal Position           Year       Salary($)      Bonus($)       Options (#)   Compensation ($)(1)
------------------           ----       ---------      --------       -----------   -------------------
George L. Chapman,           1996       $275,000       $200,000        180,000           $16,976
 Chairman, Chief             1995       $240,000       $107,500        139,268           $ 9,000
 Executive Officer
 and President

Raymond W. Braun,            1996       $146,538       $ 85,000         75,000           $16,976
 Vice President,             1995       $174,307       $ 40,555         70,000           $ 9,000
 Chief Operating
 Officer

Edward F. Lange, Jr.         1996(2)    $121,154       $ 75,000        100,000             -0-
 Vice President,             1995(2)      N/A             N/A            N/A               N/A
 Chief Financial Officer
 and Treasurer

Bruce G. Thompson            1996       $135,000          -0-            -0-             $14,921
 former Chairman             1995       $113,984                                         $ 6,839
 and Chief Executive
 Officer

------------

(1) Includes contributions that were or will be made in connection with the Company's Retirement Plan and Trust.

(2) Mr. Lange was not appointed as an Executive Officer of the Company until March 1996.

EMPLOYMENT AGREEMENTS

         Pursuant to an Employment and Consulting Agreement entered into in 1995, Mr. Thompson served as the Company's Chief Executive Officer until October 14, 1996, and thereafter served as an employee of the Company through December 31, 1996. Mr. Thompson now serves as a consultant to the Company, performing such services as are requested of him by the Board of Directors or Management, until December 31, 1997. During the term of this agreement, Mr. Thompson will receive a consulting fee of $139,200 per annum, subject to adjustment for changes in the Consumer Price Index-All Urban Consumers (CPI-UC).

         The Company and Mr. Chapman have entered into a three-year employment agreement effective January 1, 1997, subject to optional successive three-year renewal terms. Mr. Chapman will serve as the Company's Chairman, Chief Executive Officer and President and receive a minimum annual base salary of $350,000, as well as discretionary annual bonuses and stated fringe benefits. If Mr. Chapman is terminated without cause, or resigns during the twelve months following a "change in corporate control" (as defined in the employment agreement), he would receive severance pay for the remaining term of the agreement, or for twenty-four months, whichever is greater. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to fifty percent of his annual base salary. At Mr. Chapman's election, the Company would instead make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day treasury bills reported at the date the election is delivered. In addition, Mr. Chapman's stock option and restricted stock awards under the 1995 Stock Incentive Plan would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause.

         The Company has entered into similar employment agreements with the Company's other Executive Officers, which will provide for two-year terms, minimum annual salaries, stated benefits, and severance payments in the event of a termination without cause or a change in corporate control.

STOCK INCENTIVE PLAN

         The Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan") authorizes the Compensation Committee of the Board to grant eligible officers and key employees of the Company awards consisting of options to purchase shares of common stock, stock appreciation rights, dividend equivalent rights, shares of restricted stock or performance shares. The Compensation Committee has the discretion to select the particular officers and key employees who will receive awards. At February 1, 1997, approximately nine officers and key employees of the Company were eligible to participate.

         The particular terms of the stock options and other awards granted to eligible employees will be established by the Compensation Committee within the limitations set forth in the provisions of the Stock Incentive Plan. Eligible employees generally are not required to provide the Company with consideration for the awards (other than their services), but stock options will require the employees to pay an option exercise price based on the fair market value of the shares of common stock at the time the grant of the options was approved by the Compensation Committee. Stock options granted under the Stock Incentive Plan expire no later than the tenth anniversary of the date of grant and become exercisable under such vesting schedules as may be established by the Compensation Committee. Vesting of the awards granted under the Stock

Incentive Plan may be accelerated in the event of a change in corporate control, as defined in the terms of the Stock Incentive Plan. The Compensation Committee has discretionary authority to accelerate the vesting of stock options and other awards in any other circumstances it determines to be appropriate, and the stock option agreements under the Stock Incentive Plan provide for accelerated vesting upon death, disability, and, in some cases, termination of employment without cause.

         The Stock Incentive Plan can be amended by the Board from time to time in any manner the Board deems to be advisable, except that the Board must obtain shareholder approval for amendments that require shareholder approval under the federal tax or securities laws or the Listing Rules of the New York Stock Exchange, including amendments to increase the aggregate number of shares available for issuance under the Stock Incentive Plan (except for adjustments required by the anti-dilution provisions of the Stock Incentive Plan).

         Upon approval of the amendment to the Stock Incentive Plan described in Proposal 2, the stock available for issuance pursuant to awards under the Stock Incentive Plan will consist of 1,097,387 shares of the Company's shares of common stock. The market value of a share of common stock on March 7, 1997 was $24 1/4. The number of shares available under the Stock Incentive Plan would be further adjusted in the event of any stock dividend, recapitalization, reorganization, merger, stock split-up or similar transaction, or in the event the equity offerings the Company has completed during a twelve-month period increase the number of outstanding shares by at least five percent.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                      Potential Realizable
                                                                                        Value at Assumed
                           Number of      % of Total                                  Annual Rates of Stock
                             Shares         Options                                    Price Appreciation
                           Underlying      Granted to    Exercise                          for Option
                            Options        Employees     or Base                            Term (3)
                          Granted (#)      in Fiscal      Price      Expiration             --------
       Name                 (1), (2)         Year         ($/SH)        Date           5%($)       10%($)
       ----                 --------         ----         ------        ----           -----       ------

George L. Chapman           180,000           42%        $18.875      1/15/06      $2,141,000    $5,018,000

Raymond W. Braun             75,000           18%        $18.875      1/15/06      $  892,000    $2,091,000

Edward F. Lange, Jr.         73,000           17%        $18.875      3/11/06      $1,165,000    $2,533,000
                             27,000            6%        $21.375      5/30/06      $  375,000    $  853,000

Bruce G. Thompson              0              N/A          N/A          N/A           N/A           N/A

----------

(1) Of the options granted, 51,000 shares were exercisable at December 31, 1996 and options for 304,000 shares vest between the years 1997 and 2001.

(2) The terms of the options granted permit cashless exercises and payment of the option exercise price by delivery of previously owned shares.

(3) Gains are reported net of the exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the shares, as well as the optionee's continued employment through the vesting period. The amount reflected in this Table may not necessarily be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                           Shares                         Number of Shares
                          Acquired      Value                Underlying                 Value of Unexercised
                             On       Realized           Unexercised Options            In-The-Money Options at
       Name               Exercise       ($)             at Fiscal Year End               Fiscal Year End ($)
       ----               --------       ---             ------------------               -------------------
                                                    Exercisable   Unexercisable       Exercisable    Unexercisable
                                                    -----------   -------------       -----------    -------------
George L. Chapman           $ --        $ --          98,703         244,565           $524,000       $1,301,000

Raymond W. Braun            $ --        $ --          42,794         112,206           $187,000       $  631,000

Edward F. Lange, Jr.        $ --        $ --            -0-          100,000              -0-         $  495,000

Bruce G. Thompson           $ --        $ --          18,760           -0-              $62,000           -0-


COMPENSATION OF DIRECTORS

         In 1996, each Director received a fee of $12,000 for his service as such. In addition, each Director received a fee of $1,500 for each Board meeting attended. These fees will remain the same for 1997. For both 1996 and 1997, members of the Audit and Compensation Committees received or will receive $1,000 for each meeting attended and for the same time period, members of the Investment and Planning Committees will receive $1,200 and $1,500, respectively, for each such committee meeting attended.

         Director's fees were not paid to Mr. Chapman and, through October 14, 1996, were not paid to Mr. Thompson. The fees paid to all Directors totalled $169,000 in 1996.

         Subject to approval of the Stock Plan for Nonemployee Directors by the Company's shareholders, during 1997 each Director not employed by the Company will be granted stock options to purchase 10,000 shares of the common stock and 250 shares of Restricted Stock. In future years, each eligible Director will receive additional stock options to purchase 5,000 shares and annual grants of 250 shares of restricted stock. The terms of these awards are described in Proposal 2 and are set forth in detail in the Stock Plan for Nonemployee Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ending December 31, 1996, the Compensation Committee of the Board consisted of Pier C. Borra and Richard A. Unverferth. As noted above, Mr. Borra is the Chairman, President and Chief Executive Officer of Arbor Health Care Company and Mr. Bruce Thompson, who was an Executive Officer of the Company until October 14, 1996, serves as a director of Arbor Health Care Company.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board is generally responsible for determining the nature and amount of compensation for Executive Officers. During the year ended December 31, 1996, the Compensation Committee of the Board consisted of Pier C. Borra and Richard A. Unverferth. The Company retained the services of a nationally recognized executive compensation consulting firm to assist the Chief Executive Officer and Compensation Committee in reviewing and developing the Company's executive compensation criteria.

         The Compensation Committee believes that compensation for the Chief Executive Officer and other Executive Officers should be generally competitive with other REITs without necessarily meeting the particular salary levels of competitors, in order to retain and attract top people. The Committee determined that the three key components of its executive officer compensation system are annual salaries, annual incentive bonuses and long-term incentives. In determining compensation based on these three standards, the Compensation Committee reviewed and considered a number of peer groups with which the Company was compared.

         The Executive Officers' base salaries are established in their employment agreements and the Compensation Committee may adjust those base salaries from time to time, as it deems appropriate.

         Annual bonus compensation and long-term incentives are based on attaining certain financial and non-financial business objectives of the Company on an annual basis. Long-term incentives are primarily based on more closely aligning incentives with increasing shareholder value, individual performance and an individual's potential contributions to the Company's profitability and long-term growth.

         In 1995, the Board and the shareholders of the Company adopted the Company's Stock Incentive Plan, which is intended to enable the Company to continue to provide its officers and key employees with competitive equity-based compensation and to create appropriate long-term incentives.

         Under the terms of the Stock Incentive Plan, the Compensation Committee has authority to approve stock option awards, restricted shares or other equity-based incentive awards to officers and key employees and to determine the terms of these awards.

         In 1996, the Compensation Committee granted to officers and certain key employees of the Company options to purchase an aggregate of 425,000 shares pursuant to the 1995 Plan. The Compensation Committee's decision to grant these options to acquire 425,000 shares was based on, among other things, the optionees' roles and the Company's success during the year ended December 31, 1995, as well as the Compensation Committee's perception of the individuals' past and expected future contributions to the Company's achievement of its long-term performance goals.

         With respect to Chief Executive Officer compensation, Mr. Chapman's base salary for 1996 was $275,000. In addition to the base salary, Mr. Chapman was eligible in 1996 to receive an annual bonus determined by achieving certain financial and non-financial goals, including those relating to growth in funds from operations and gross investments as well as certain individual non-financial goals. Based upon Mr. Chapman's achievement of the goals and his performance in 1996, he was given a total annual bonus of $200,000. As mentioned above, Mr. Chapman entered into an employment agreement with the Company. The Compensation Committee believes that the amount of Mr. Chapman's compensation is consistent with general compensation levels within the industry and are appropriate in view of the Company's accomplishments in 1996.

         Finally, the Compensation Committee is committed to maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interest. The Compensation Committee periodically reviews its program in order to make any changes it considers necessary to achieve all its objectives.



Compensation Committee of the Board of Directors
Health Care REIT, Inc.
Pier C. Borra
Richard A. Unverferth

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a line graph comparing the yearly percentage change and the cumulative total shareholder return on the Company's shares against the cumulative total return of the S & P Composite-500 Stock Index and the NAREIT Hybrid Index. Twelve companies comprise the NAREIT Hybrid Index. The Index consists of REITs identified by NAREIT as hybrid (those REITs which have both mortgage and equity investments). Upon written request to the Vice President/Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio, 43604, the Company shall provide shareholders with the names of the component issuers. The data are based on the last closing prices as of December 31 for each of the five years. 1991 equals $100 and dividends are assumed to be reinvested.




                             [Graph to be inserted]



==============================================================================
              12/31/91    12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
------------------------------------------------------------------------------
S & P 500      100.00      107.67     118.43     119.97     164.88      202.74
------------------------------------------------------------------------------
Company        100.00      112.04     130.00     123.84     123.62      184.38
------------------------------------------------------------------------------
Hybrid         100.00      116.59     141.28     146.94     180.72      233.77
==============================================================================


         Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

SECTION 16(a) COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own beneficially more than ten percent (10%) of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange

Commission and The New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARTNERSHIP FINANCINGS

         The Company has provided direct loans and credit enhancements to five partnerships in connection with four assisted living and retirement facilities and two nursing homes. First Toledo Corporation, which is wholly owned by Messrs. Thompson and Wolfe, serves or served as a general partner in each partnership. The partnership structures facilitated industrial development bond financing in five of the projects. Credit enhancements were provided in the form of the Company's agreement to purchase the facilities or the bonds in the event of default by the partnerships. The Company has contingent obligations under the agreements to purchase which currently total $18,815,000. For the years ended 1996, 1995 and 1994, the Company received $383,000, $383,000 and $339,000, respectively in connection with its contingent obligations pursuant to the agreements to purchase. In November 1996, one of the partnerships sold its interest in one of the assisted living facilities. In connection with the sale, the loan amount of $9,160,000 was repaid. Messrs. Thompson and Wolfe are limited partners in three of the partnerships. An affiliate of Mr. Douglas, a director of the Company, served as a general partner of one of the partnerships, and an affiliate of Messrs. Thompson and Wolfe, Kingston HealthCare Company ("Kingston"), operates four of the facilities.

OTHER RELATIONSHIPS

         Bruce G. Thompson, a consultant to and Director of the Company and former Chairman and Chief Executive Officer of the Company, is a Director of the Toledo District Board of Directors of KeyBank National Association. KeyBank National Association is a participant in the Company's revolving line of credit.

         Frederic D. Wolfe, a former consultant to and a Director of the Company, received a $100,000 consulting payment in 1996 from the Company. Mr. Wolfe is also a Director of National City Bank, Northwest (NCB), which is a participant in the Company's revolving line of credit. NCB is an affiliate of National City Bank of Cleveland, which is agent for, and a participant in, the Company's revolving line of credit.

         For the years ended 1996, 1995 and 1994, the Company recorded lease and interest income from Kingston in the amounts of $204,000, $202,000 and $313,000, respectively.

GENERAL

         All of the related party matters were approved by a majority of Directors unaffiliated with the transactions. For the years ended December 31, 1996, 1995 and 1994, revenues from related parties totalled $3,089,000, $3,378,000 and $3,810,000 or 5.68%, 7.57% and 8.92%, respectively, of the revenues of the Company.

                            PROPOSAL 2 - AMENDMENT OF
                            THE STOCK INCENTIVE PLAN

         The Company's Stock Incentive Plan, as originally approved, authorized 600,000 shares to be issued. An adjustment made at the end of 1996, pursuant to the antidilution provisions of the Stock Incentive Plan, approved an additional 316,015 shares to be issued. As of January 20, 1997, options to purchase approximately 806,000 shares had been granted and in some cases exercised, and 12,628 shares of restricted stock had been granted. Only 97,387 shares were available for future awards. In order to continue to provide incentives to eligible employees, the Board of Directors believes it is necessary to amend the Stock Incentive Plan to increase the number of shares that may be issued under the Stock Incentive Plan by an additional 1,000,000 shares.

         The same amendment will also revise the antidilution provisions of the Stock Incentive Plan to change the time at which the number of shares available for issuance under the Stock Incentive Plan would be adjusted in the future to reflect increases in the number of outstanding shares of common stock resulting from equity offerings. Currently, the Stock Incentive Plan provides that these adjustments are not made until the last day of the fiscal year, which could result in a significant period of time before an adjustment is made. It has been determined that it is more practicable to make such adjustments promptly, at the end of the calendar month in which the relevant equity offering is completed.

         The amendment makes certain other revisions to the Stock Incentive
Plan permitted by recent changes in Securities and Exchange Commission Rule 16b-3. In particular, under the revised terms of the Stock Incentive Plan, the Compensation Committee may permit officers and key employees to transfer stock options or other awards granted under the Stock Incentive Plan to family members, trusts or family limited partnerships. This will allow eligible officers to use the awards they receive under the Stock Incentive Plan as part of their overall estate plans. The amendment also removes certain restrictions on the composition of the Compensation Committee which are no longer required to satisfy Rule 16b-3.

         A COMPLETE COPY OF THE AMENDMENT IS ATTACHED TO THIS PROXY AS APPENDIX
A. THE DISCUSSION OF THE AMENDMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX A.

         THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required for such approval.

                            PROPOSAL 3 - ADOPTION OF
                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


         Effective January 20, 1997, the Board of Directors, subject to shareholder approval, adopted the Health Care REIT, Inc. Stock Plan for Non-Employee Directors (the "Plan"). It is proposed that the shareholders of the Company approve the Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to adopt the Plan. If the Plan is not approved by the shareholders, it will not become effective. The purpose of the Plan is to more closely align the non-employee Directors' interest with shareholder interest by providing non-employee Directors an opportunity to participate in the future growth and profitability of the Company through annual awards of non-qualified stock options and shares of restricted stock.

         A COMPLETE COPY OF THE PLAN IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B. THE FOLLOWING DISCUSSION OF THE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B.

         The Plan authorizes grants of options to purchase shares of the common stock ("Options"), and grants of shares of the common stock subject to transfer restrictions and potential forfeiture ("Restricted Stock") to those members of the Board of Directors who are not employees of the Company. The terms applicable to these Options and Restricted Stock awards are fixed by and set forth in detail in the terms of the Plan.

         ELIGIBILITY. Participation in the Plan will be limited to those members of the Company's Board of Directors who are not employees of the Company. There are currently eight non-employee Directors who would be eligible to participate in the Plan.

         STOCK OPTIONS. The Plan provides that each Director who is an eligible non-employee director on January 20, 1997 will be granted an award of Options that will entitle the Director to purchase 10,000 shares of common stock at an option price and on terms and conditions specified in the terms of the Plan. New non-employee Directors elected or appointed to the Board during the term of the Plan will be granted similar Options on the date they are first elected or appointed to the Board. In addition, at the time of the January meeting of the Board of each calendar year subsequent to 1997, each continuing Director who is an eligible non-employee Director will be granted additional Options to purchase 5,000 shares of common stock, or such modified awards as the Board may approve for such year.

         The option price for the Options granted to Directors under the Plan will be equal to the fair market value of the Company's shares of common stock at the time the Options are granted. The Plan provides that for this purpose the market value of a share of common stock will be determined by reference to the closing price for the shares of common stock reported on the New York Stock Exchange for the previous trading day. The option price for the Options is payable in cash, by delivery to the Company of whole shares of common stock already owned by the Director or in any other form satisfactory to the Company, including cashless exercises.

         The Options granted to a Director under this Plan may not be exercised more than ten years after the date the Options were granted. Each Option award granted in 1997 will become exercisable on July 20, 1997. Future Option awards generally will become exercisable in three equal installments on the first three anniversaries of the date of grant, so that one-third of the shares subject to the Options will first become available for purchase by the Director on each of these anniversaries. The Plan also provides that the Options will become fully vested and immediately exercisable in the event of a change in corporate control of the Company, as defined in the Plan, or upon the Director's death, disability or retirement after age 65. Each Director's Options generally will expire six months after the termination of the Director's service on the Board. However, if the termination results from the Director's disability or death, this period is extended to twelve months. If a Director is removed by the shareholders for cause, as defined in the Plan, all of that Director's unexercised Options will be forfeited immediately.

         RESTRICTED STOCK. The Plan also provides that each eligible Director will be granted annual awards consisting of 250 shares of Restricted Stock. The Restricted Stock to be issued to each Director will be subject to restrictions on transfer and possible risk of forfeiture of the shares if the Director's service on the Board ends before the shares become vested. Restricted Stock awards will be made to those

Directors eligible to participate in the Plan on January 20, 1997, subject to approval of the Plan by the shareholders. In future years, grants of 250 shares of Restricted Stock awards will be made to each eligible Director at the time of each January meeting of the Board.

         The Restricted Stock issued to an eligible Director will not be transferrable by the Director during a period of at least the first six months following their issuance, and during this period the stock certificates for these shares will be held by a custodian or an escrow agent designated by the Company. The Director will have voting rights and be entitled to receive any dividends payable with respect to the Restricted Stock. If a participating Director's service on the Board terminates before the end of the period because of his or her death, disability or retirement at or after age 65, his or her Restricted Stock will become fully vested. In the event of any other termination of a Director's service on the Board, his or her unvested shares of Restricted Stock will be forfeited, unless the Board waives the forfeiture. This forfeiture would be waived in the event of a change in corporate control, as defined in the Plan, and may be waived by the Company at other times, at the Board's discretion.

         TERMINATION AND AMENDMENT OF THE PLAN. The Plan will terminate on January 20, 2007, unless the Board has acted to terminate it at an earlier date.

         The Plan may be amended by the Board of Directors from time to time, but further approval by the shareholders of the Company will be required for any amendment that would increase the number of shares of common stock that may be issued under the Plan. The Board of Directors has reserved the authority to modify the terms of the annual Option and Restricted Stock awards to be made to eligible Directors in any manner it deems to be desirable, including the size or vesting schedules for such awards.

         SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in the Plan, the number of shares of common stock initially available for issuance to eligible Directors under the terms of the Plan will be 100,000 shares. On January 1st of each subsequent year, the number of shares will be increased by an additional 42,000 shares. The number of shares available under the Plan also would be adjusted to prevent dilution in the event of a stock dividend, recapitalization, reorganization, merger, split-up or similar transaction affecting the outstanding shares of common stock. The shares to be issued as Restricted Stock or upon the exercise of Options granted under the Plan are shares of common stock, which may be authorized but unissued shares, treasury shares, or a combination thereof. The market value of a share of common stock was 24-1/4 on March 6, 1997.

         NEW PLAN BENEFITS. Subject to the approval of the Stock Plan for Non-Employee Directors by the shareholders, each eligible Non-Employee Director has been granted nonstatutory options to purchase 10,000 shares of common stock and 250 shares of Restricted Stock. Such nonstatutory options were granted at the price of $24.125 per share.

         FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. The following is a summary of certain of the federal income tax consequences of certain transactions under the Plan based on the federal income tax laws in effect on January 1, 1997. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         Nonstatutory Options. The Options granted under the Plan will not qualify as "incentive stock options" under section 422 of the Code. In general:
(i) an eligible Director will not recognize taxable income at the time he or she is granted an award of Options; (ii) at the time a Director exercises his or her Options, ordinary income will be recognized by the Director in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares; and (iii) at the time the Director sells any shares acquired by exercise of the Options, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         Restricted Stock. A participating Director granted shares of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock, reduced by any amount paid for the shares, at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer. Any dividends paid to the Director with respect to shares of Restricted Stock that are still subject to a risk of forfeiture or transfer restrictions generally will be treated as compensation that is taxable as ordinary income to the Director.

         Tax Consequences to the Company. When a Director recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness and is an ordinary and necessary business expense; and (ii) the benefits do not constitute an "excess parachute payment" within the meaning of Section 280G of the Code because they are paid only by reason of a change in corporate control.

         THE MANAGEMENT AND BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

                      PROPOSAL 4 - NEW YORK STOCK EXCHANGE
                               SETTLEMENT LANGUAGE

         As a real estate investment trust, Article VI, Section 5 of the Company's ByLaws provides that the Company and its transfer agent may refuse to transfer any shares that could disqualify the Company as a real estate investment trust. In order to preclude interference with the New York Stock Exchange facilities, the New York Stock Exchange has requested that its listed companies amend such provisions in their by-laws to preclude interference with settlement. The specific language amending the By-Laws is set forth as Exhibit C hereto. Any transfer, however, which would affect the Company's qualification as a real estate investment trust will not be affected by such settlement language since such transferred shares would have the status of "Excess Shares" under the Company By-Laws. Excess Shares are not treated as outstanding for purposes of the real estate investment trust rules.

         THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE BY-LAWS. The affirmative vote of the holders of 75% of the outstanding shares of common stock of the Company will be required for such approval.

                  PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended December 31, 1996 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 1997. Ernst & Young LLP has served as independent auditors of the Company since the Company's inception in 1970. Although the submission of this matter for approval by shareholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the shareholders. If this appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 1998 because of the difficulty and expense of making a substitution. Management anticipates that a representative of Ernst & Young LLP will attend the Annual Meeting.

         Audit services of Ernst & Young LLP for the year ended December 31, 1996 included the audit of the financial statements of the Company included in the Annual Report to Shareholders for 1996, services related to filings with the Securities and Exchange Commission, and consultation and assistance on accounting and related matters.

         The services furnished by Ernst & Young LLP have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on future years' audit fees.

         THE MANAGEMENT AND BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP. The affirmative vote of the holders of a majority of shares of common stock present in person or by proxy at the Annual Meeting will be required for such ratification.

                                  OTHER MATTERS

         Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

                 SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders' proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than November 19, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                     BY THE ORDER OF THE BOARD OF
                                     DIRECTORS



                                     Erin C. Ibele
                                     Vice President and Corporate Secretary

                                                                    APPENDIX A

                             FIRST AMENDMENT TO THE
                             HEALTH CARE REIT, INC.
                            1995 STOCK INCENTIVE PLAN

                     ---------------------------------------

         Health Care REIT, Inc., a Delaware corporation (the "Company") hereby amends the Health Care REIT, Inc. 1995 Stock Incentive Plan (the "Plan") in the manner set forth in the terms of this Amendment (the "Amendment"). Capitalized terms used in this Amendment and not otherwise defined shall have the definitions set forth in the Plan.

         1. Purpose of the Amendment. The purposes of this Amendment are to increase the number of shares of the Company's common stock reserved for issuance under the Plan by 1,000,000 shares, to clarify the time at which additional shares will become available under the Plan, and to permit the Company to take advantage of certain recent changes in Securities and Exchange Commission Rule 16b-3.

         2. Authority for the Amendment. Paragraph 12.1 of the Plan provides that, to the extent permitted by law, the Board of Directors of the Company may at any time and from time to time amend the Plan in such respects as it shall deem advisable.

         3. Amendment to Section 10.1. Paragraph (a) of Section 10.1 of the Plan shall be amended and restated in its entirety, to read as follows:

                  (a) Shares of Common Stock which may be issued pursuant to Options, SARs, Restricted Stock awards or Performance Share awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock reserved for issuance under this Plan on the date of any grant on or after April 22, 1997 shall not exceed 1,916,015 shares of Common Stock, subject to such future adjustments as may be made pursuant to
     Section 10.2.

The effectiveness of this Amendment to Section 10.1 set forth in this Paragraph 3 shall be conditioned upon its approval by the Company's stockholders at the next Annual Meeting of Stockholders.

         4. Amendment to Section 10.2. Section 10.2 of the Plan shall be amended, effective as of the date hereof, by restating the second sentence of the first paragraph of such Section 10.2, to read as follows:

     In addition, if the total number of outstanding shares of Common Stock has increased by more than 5 percent during any period of twelve (12) calendar months by reason of equity offerings (including either public offerings and private placements) completed during such period, the Committee shall adjust the total number of shares available for future issuance under the Plan to equal 5.0 percent of the total number of shares outstanding at the end of the final calendar month during such twelve month period; provided that, the total number of shares which may be reserved for issuance pursuant to ISOs granted under the Plan shall not exceed 1,600,000 shares.

         5. Amendment to Section 11.2. Section 11.2 of the Plan shall be amended, effective as of the date hereof, by adding the following new sentence to the end of such Section 11.2:

     Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her Options or other awards to members of his or her immediate family, to trusts established for the benefit of members of his immediate family, or to family limited partnerships in which the Participant and immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 or Section 7.3 in the hands of the transferee.

         6. Amendment to Section 3.1. Section 3.1 of the Plan shall be amended by restating paragraph (a) of such Section 3.1 as follows:

     (a) The Plan shall be administered by a Committee consisting of not less than two members of the Board of Directors. Such members shall be appointed by the Board of Directors from time to time and shall serve at the pleasure of the Board of Directors.

         7. Ratification of the Plan. In all other respects, the Plan, as amended to date, is hereby ratified, approved and confirmed.

         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, hereby executes this Amendment to the Plan on behalf of the Company, as directed and approved by the Board of Directors of Health Care REIT, Inc.



                                         HEALTH CARE REIT, INC.


                                         By __________________________________

                                                                    APPENDIX B

                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


        1. PURPOSE OF THE PLAN. Health Care REIT, Inc., a Delaware corporation, hereby adopts this Stock Plan for Non-Employee Directors providing for the granting of stock options to directors of the Company who are not employees of the Company. The general purpose of the Plan is to more closely align the interests of the Directors of the Company with the interests of the Company's stockholders by providing members of the Board of Directors of the Company who are not employees of the Company an opportunity to participate in the future growth and profitability of the Company through annual awards of non-qualified stock options and shares of restricted stock.

                  The Stock Plan for Non-Employee Directors has been approved by the Board of Directors effective as of January 20, 1997, subject to approval by the Company's stockholders at the annual meeting of the stockholders.

        2. CERTAIN DEFINITIONS. In addition to the words and terms elsewhere defined in this Plan, certain capitalized words and terms used in this Plan shall have the meanings given to them by the definitions and descriptions in this Section 2. Unless the context or use indicates another or different meaning or intent, then such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Plan:

                  2.1 Award means the grant of an Option or Restricted Stock under this Plan.

                  2.2 Board of Directors means the Board of Directors of the Company.

                  2.3 Code means the Internal Revenue Code of 1986, as the same shall be amended from time to time.

                  2.4 Common Stock means the Common Stock, par value $1.00 per share, of the Company.

                  2.6 Company means Health Care REIT, Inc., a Delaware corporation.

                  2.7 Effective Date means January 20, 1997, the date the adoption of the Plan was approved by the Board of Directors.

                  2.8 Fair Market Value means the fair market value of a share of Common Stock as determined by the Board of Directors by reference to the closing price for shares of Common Stock for the most recent available date, as reported on the New York Stock Exchange.

                  2.9 Holder means a Non-Employee Director who has received an Award of Options or Restricted Stock under this Plan.

                  2.10 Non-Employee Director means a member of the Board of Directors who is not an employee of the Company.

                  2.11 Nonstatutory Stock Option means a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  2.12 Option means a right granted to a Non-Employee Director pursuant to the Plan to purchase a specified number of shares of Common Stock at a specified Option Price during a specified period and on such other terms and conditions as may be specified pursuant to the Plan. All Options granted under this Plan shall be Nonstatutory Stock Options.

                  2.13 Option Price means, with respect to any Option, the price per share the Holder will be required to pay to the Company to exercise the Option and acquire the shares of Common Stock subject to the Option.

                  2.14 Plan means this Stock Plan for Non-Employee Directors.

                  2.15 Restricted Stock means shares of Common Stock issued to an eligible Non-Employee Director, subject to such transfer restrictions and other conditions as may be specified in accordance with Section 7 of the Plan.

                  2.16 Stock Option Agreement means the agreement specified in
         Section 11 hereof.

        3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 hereof, the number of shares of Common Stock which may be issued upon exercise of Options or as Awards of Restricted Stock under the Plan shall be 100,000 shares of the Common Stock. On January 1 of each year subsequent to the Effective Date, the aggregate number of shares of Common Stock available for issuance under this Plan shall be increased by an additional 42,000 shares. Such shares may be, in whole or in part, authorized and unissued shares of Common Stock or treasury shares which have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for purposes of the Plan. If any Shares of Restricted Stock are forfeited, the forfeited shares again be available for purposes of the Plan.

        4. ADMINISTRATION.

                  4.1 Powers. The Plan shall be administered by the Board of Directors, which shall have all of the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Awards made under the Plan. Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority to interpret the Plan, to adopt, amend and rescind the rules and regulations relating to the Plan and to make all other determinations and to take all other actions deemed necessary or advisable for the administration of the Plan. Any decision of the Board of Directors in the administration of the Plan, as described herein, shall be final and conclusive.

                  4.2 Delegation to Committee Permitted. Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a Committee of at least two members, who shall be members of the Compensation Committee of the Board of Directors (or such other persons as the Board of Directors may designate), and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors in the administration of the Plan, except the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as its shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

         5. ELIGIBILITY. Options and Restricted Stock Awards under this Plan shall be granted only to Non-Employee Directors.

         6. OPTIONS.

                  6.1 Grant of Options.

                           (a) As of the Effective Date, each Non-Employee
                  Director serving on the Board of Directors automatically shall be granted an Option to purchase 10,000 shares of Common Stock, effective as of January 20, 1997, subject to approval of the Plan by the stockholders of the Company as required under Section 14 hereof.

                           (b) Each new Non-Employee Director who is first
                  appointed or elected to the Board of Directors after the Effective Date automatically shall be granted an Option to purchase 10,000 shares of Common Stock on the day he or she is first appointed or elected to the Board of Directors.

                           (c) Each Non-Employee Director who has been granted
                  Options under paragraph (a) or (b) automatically shall be granted an additional Option to purchase 5,000 shares of Common Stock at the time of each regular January meeting of the Board of Directors.

                  6.2 Option Prices. The purchase price of the Common Stock under each Option shall be equal to the Fair Market Value of the Common Stock on the grant date (subject to adjustment as provided in Section 12 hereof).

                  6.3 Term of Options; Limitations on Exercise. The term of each Option shall be for ten years from the date of grant, and, except as set forth in Section 8 hereof or as modified by the Board pursuant to Section 6.6, shall expire six months after the cessation of the Holder's status as a Non-Employee Director or upon the earlier expiration at the end of its ten year term. Each Option granted pursuant to Section 6.1(a) shall become exercisable on the six-month anniversary of the date of grant of such Option. Unless the Board of Directors approves another vesting schedule, one-third of the shares of Common Stock subject to each Option granted pursuant to Section 6.1(b) or Section 6.1(c) shall become exercisable on a cumulative basis on each of the first three anniversaries of the date of the grant of such Option.

                  6.4 Exercise of Options. Any part of an Option granted and presently exercisable under the Plan shall be exercisable in whole, or in part, at any time during the term of the Option. Payment shall be made in cash, in whole shares of Common Stock already owned by the Holder of the Option, partly in cash and partly in such Common Stock, or in any other manner acceptable to the Company. Such notice shall state that the Holder of the Option elects to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full Option Price of such shares, or (ii) provide for such arrangements for the payment of the full Option Price of such shares as may be satisfactory to the Company.

                  The Non-Employee Director shall be deemed to have paid the full Option Price due upon exercise of his Options, if his irrevocable notice of exercise to the Corporation is accompanied by an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Options promptly to a broker-dealer designated by Non-Employee Director (which may include the Corporation's transfer agent) for the Non-Employee Director's account, together with an irrevocable instruction to such broker-dealer to sell at least that portion of the shares necessary to pay the option price (and any related expenses specified by the parties), and such portion of the sale proceeds is delivered directly to the Corporation no later than the settlement date This cashless exercise alternative shall not be available if, at the time of such exercise, the Corporation determines that this procedure would subject the Non-Employee Director to liability under Section 16(b) of the Securities Exchange Act of 1934.

                  6.5 Nontransferability of Options. No Options shall be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Holder thereof only by such Holder.

                  Notwithstanding the foregoing, the Board of Directors may, in its discretion, permit a Holder to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his or her immediate family, or to family limited partnerships in which immediate family members are the only partners, provided that the Holder may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 6.3 and Section 9 in the hands of the transferee.

                  6.6 Modifications. The Board of Directors shall have the authority to modify, in any manner it deems desirable or appropriate, the terms of the Option Awards to be made to one or more classifications of Non-Employee Directors under this Section 7, including the size or vesting schedules of such Option Awards; provided that, any modification shall be applied uniformly to all Non-Employee Directors in equivalent circumstances, and further provided, that the modification shall not increase the number of shares available under the Plan beyond the aggregate limit set forth in Section 3.

        7. RESTRICTED STOCK.

                  7.1 Annual Grants of Restricted Stock. On January 20, 1997, and at the January meeting of the Board of Directors each subsequent year, each Non-Employee Director shall be granted an Award consisting of 250 shares of Restricted Stock; provided that, such an Award shall not be effective unless the Plan has been approved by the stockholders of the Company, as specified in
Section 14 below, and the Non-Employee has agreed and acknowledged in writing in such form as may be requested by the Company that he or she holds such Restricted Stock subject to the transfer restrictions and other conditions set forth in this Section 7 of the Plan.

                  7.2 Issuance of Restricted Stock. When a Non-Employee Director is granted shares of Restricted Stock, the Company shall issue the shares immediately, and shall register the stock certificates or certificates representing such shares in the name of the Non-Employee Director. Each such stock certificate shall bear an appropriate legend referring to the transfer restrictions and other conditions applicable to such shares of Restricted Stock under the terms of the Plan. The Company shall deliver the stock certificates for each Restricted Stock Award to a custodian or an escrow agent designated by the Board, to be held in escrow until the latest of the following dates:

                           (a) the date the Plan has been approved by the
                  stockholders of the Company, as specified in Section 14 below;

                           (b) six months after the date the Restricted Stock
                  was granted to the Non-Employee Director; or

                           (c) if later, the date on which the transfer
                  restrictions imposed on the Restricted Stock Award by Section
                  7.3 have expired or been waived.

The Board may designate an executive officer of the Company to act as the custodian or escrow agent for such stock certificates.

                  Non-Employee Directors will not be required to make any payment or provide consideration to the Company for the issuance of Restricted Stock Awards, other than providing services to the Company as members of the Board of Directors.

                  7.3 Rights As A Stockholder. A Non-Employee Director granted a Restricted Stock Award shall have all of the rights of a stockholder of the Company with respect to the shares of Restricted Stock included in the Award, including the right to vote the shares and receive all dividends and other distributions declared with respect to such shares, but the shares of Restricted Stock held by the Non-Employee Director shall be subject to the following terms and conditions:

                           (a) During a period set by the Board of Directors of
                  not less than six (6) months, commencing with the date on which the Restricted Stock Award was granted (the "Restriction Period"), the Non-Employee Director will not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock awarded to him or her.

                           (b) If, at any time during the Restriction Period set
                  by the Board for the Restricted Stock Award, the Non-Employee Director's service on the Board of Directors terminates for any reason other than death, disability or retirement at or after age 65, the shares of Restricted Stock included in that Award shall be forfeited, unless the Board of Directors determines that a waiver of such forfeiture would be appropriate, desirable and in the best interests of the Company. A Non-Employee Director shall not forfeit any shares of Restricted Stock if his or her service as a director terminates as a result of death, disability or retirement.

                           (c) Notwithstanding the other provisions of this
                  Section 7.3, the Board of Directors may adopt rules which would permit a gift by a Non-Employee Director of shares of Restricted Stock to a spouse, child, stepchild, grandchild or a family limited partnership or a transfer to a trust the beneficiary or beneficiaries of which shall be either such a relative or persons or the Non-Employee Director, provided that the Restricted Stock so transferred shall remain subject to the restrictions in paragraphs (a) and (b).

                  7.4 Modifications. The Board of Directors shall have the authority to modify, in any manner it deems desirable or appropriate, the terms of the Restricted Stock Awards to be made to one or more classifications of Non-Employee Directors under this Section 7, including the size or Restriction Periods of such Restricted Stock Awards; provided that, any modification shall be applied uniformly to all Non-Employee Directors in equivalent circumstances, and further provided that the modification shall not increase the number of shares available under the Plan beyond the aggregate limit set forth in Section 3.

        8. ACCELERATION ON CHANGE IN CORPORATE CONTROL. Notwithstanding any contrary waiting period set forth herein, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, and all transfer restrictions and forfeiture conditions imposed on Awards of Restricted Stock shall be waived, in the event of a Change in Corporate Control. The acceleration of the exercise of Options or the waiver of restrictions on Restricted Stock as provided in this Section 8 may be limited as the Board of Directors deems appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company.

For purposes of this Plan, a "Change in Corporate Control" shall include any of the following events:

         (1) The acquisition in one or more transactions of more than twenty percent (20%) of the Company's outstanding Common Stock (or the equivalent in voting power of any classes or classes of securities of the

         Company entitled to vote in elections of directors) by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

         (2) Any transfer or sale of substantially all of the assets of the Company, or any merger or consolidation of the Company into or with another corporation in which the Company is not the surviving entity;

         (3) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than "Continuing Directors". For this purpose, those persons who were members of the Board of Directors on January 20, 1997, shall be "Continuing Directors". Any person who is nominated for election as a member of the Board after January 20, 1997, shall also be considered a "Continuing Director" for this purpose if, and only if, his or her nomination for election to the Board of Directors is approved or recommended by a majority of the members of the Board (or of the relevant Nominating Committee) and at least five (5) members of the Board are themselves Continuing Directors at the time of such nomination; or

         (4) Any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Company's Common Stock.

         9. CESSATION OF SERVICE AS A NON-EMPLOYEE DIRECTOR.

                  9.1 Death of Holder. If any Non-Employee Director shall die prior to the end of his or her service as a member of the Board of Directors, then:

                           (a) Each outstanding but unexercised Option granted
                  to him or her under the Plan shall become exercisable in full for the aggregate number of shares covered thereby and each Option may be exercised by the legatee(s) or personal representative(s) of such Holder at any time within twelve months after such Holder's death; provided, however, that no Option may be exercised after the expiration date of such Option.

                           (b) Any transfer restrictions and conditions of
                  forfeiture applicable to his or her shares of Restricted Stock shall be waived by the Company.

                  9.2 Total Disability; Retirement. If a Non-Employee Director ceases to serve as a member of the Board of Directors prior to the end of his or her term as a result of Retirement at or after age 65 or Total Disability, then:

                            (a) Each outstanding but unexercised Option granted
                  under the Plan shall become exercisable in full for the aggregate number of shares covered thereby from and after the date of such cessation of service and such Option may be exercised by such Holder (or his or her guardian(s) or personal representative(s)) at any time within twelve months after such cessation of service; provided, however, that no Option may be exercised after the expiration date of such Option; and

                           (b) Any transfer restrictions and conditions of
                  forfeiture applicable to his or her shares of Restricted Stock shall be waived by the Company.

                  9.3 Failure to be Nominated for Reelection; Failure to be Reelected. If a Non-Employee Director shall cease to serve as a member of the Board of Directors as a result of such Holder's resignation from the Board (other than as a result of Retirement or Total Disability) or such Holder's decision not to stand for reelection at the expiration of his or her term of office, or such Holder is not nominated by the Board to stand for election at the Annual Stockholders' Meeting at which his or her term of office expires, or, if nominated, such person is not reelected, then all Options held by such Holder may be exercised at any time within six months after the date of such cessation of service; provided, however, (i) only Options exercisable by the Holder at the time of the cessation of service as a Non-Employee Director may be exercised after such cessation, and (ii) no Option may be exercised after the expiration date of such Option. Further, any shares of Restricted Stock held by that Non-Employee Director subject to forfeiture under Section 7.3 shall be forfeited.

                  9.4 Removal by the Stockholders for Cause. If a Holder is removed from the Board by the stockholders of the Company for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity), then (a) all unexercised Options held by such Holder shall immediately be cancelled and terminate, and (b) any shares of Restricted Stock subject to forfeiture under Section 7.3 shall be forfeited.

       10. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

       11. WRITTEN AGREEMENTS. Each grant of an Option hereunder shall be evidenced by a Stock Option Agreement, and each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board of Directors from time to time shall approve.

       12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of shares of Restricted Stock and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to a participating Non-Employee Director.

       13. TERMINATION AND AMENDMENT. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall expire on January 20, 2007. The Board of Directors may terminate the Plan at any time, and the Board of Directors at any time also may modify or amend the Plan in such respects as it shall deem advisable. No termination, modification or amendment of the Plan or any outstanding Stock Option Agreement may, without the consent of the Holder to whom any Award shall theretofore have been granted, adversely affect the rights of such Holder with respect to such Award. The Plan automatically shall terminate in the event that it is not approved by the stockholders of the Company as required under Section 14 hereof.

         14. EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of January 20, 1997, provided, that the Plan is approved at the 1997 Annual Stockholders' Meeting of the Company by the holders of a majority of the shares of Common Stock represented at the meeting (in person or by proxy) and entitled to vote thereon. If the Plan is not so approved it shall terminate automatically, and all Options shall automatically be cancelled and be of no further force or effect.

       15. RIGHTS OF A HOLDER AS A STOCKHOLDER. The Holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

       16. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Awards shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange or securities market on which the Common Stock may be listed or traded. Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other Award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

       17. WITHHOLDING. The Company's obligation to deliver shares of Common Stock upon the exercise of any Option granted under the Plan shall be subject to applicable Federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any Option may be paid in shares of Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

       18. SEVERABILITY. If any of the terms or provisions of this Plan conflict with these requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

       19. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         20. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                                                                     APPENDIX C


                  SECTION 8. New York Stock Exchange Transactions. Nothing in this Article VI, including but not limited to Section 5, shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other stock exchange. The fact that settlement of any transaction takes place shall not, however, negate the effect of any other provision of this Article VI, and any transferee, and the shares of capital stock transferred to such transferee in such a transaction, shall be subject to all of the provisions and limitations in this Article VI.

                PRELIMINARY PROXY: FOR THE INFORMATION OF THE
                ---------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                      ----------------------------------

                                    PROXY
                                    -----

                            HEALTH CARE REIT, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints G.L. Chapman with full power of substitution, to vote all shares of Common Stock, $1.00 par value, of Health Care REIT, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on Tuesday, April 22, 1997, or any adjournments thereof.

              YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                   TAKING OF A VOTE ON THE MATTERS HEREIN.

        Returned proxy cards will be voted: (1) as specified on the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

        THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND VOTES "FOR" ALL OF THE FOLLOWING:

        1. Election of three Directors for a term of three years: Pier C. Borra, George L. Chapman and Sharon M. Oster.

____ FOR ALL NOMINEES LISTED (except as marked to the contrary)

____ WITHHOLD AUTHORITY to vote for all nominees

To withhold authority to vote for any individual nominee, please write the person's name in the following space: _________________

        2. The approval of an amendment to the Company's 1995 Stock Incentive Plan to increase the number of shares available for issuance, to modify the Plan's antidilution provisions and to permit transferable stock options;

        3. The approval of the Health Care REIT, Inc. Stock Plan for Non-Employee Directors;

        4. The approval of an amendment to the company's By-Laws to provide for the New York Stock Exchange's settlement language; and

        5. Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1997.

   ________ FOR              ________ AGAINST              ________ ABSTAIN

        6. With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.


                                                   Dated: _________, 1997

                                                  ---------------------------
                                                           Signature

                                                  ---------------------------
                                                    Signature if Held Jointly




PLEASE MARK, SIGN,                             Please sign exactly as your
DATE AND RETURN THE                            name appears hereon. Joint
PROXY CARD PROMPTLY                            owners should each sign. When
USING THE ENCLOSED                             signing as attorney, executor,
ENVELOPE. PLEASE                               administrator, trustee or
MARK YOUR CHOICE LIKE                          guardian, please give full
THIS __ IN BLUE OR                             title as such. Corporate or
BLACK INK.                                     partnership proxies should be
                                               signed by an authorized person
                                               with the person's title
                                               indicated.